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                                                                    Exhibit 10.2



                             STOCKHOLDERS' AGREEMENT

                                      among

                         TRAVELCENTERS OF AMERICA, INC.

                         OAK HILL CAPITAL PARTNERS, L.P.

                   OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                          OLYMPUS GROWTH FUND III, L.P.

                          OLYMPUS EXECUTIVE FUND, L.P.

                      MONITOR CLIPPER EQUITY PARTNERS, L.P.

                 MONITOR CLIPPER EQUITY PARTNERS (FOREIGN), L.P.

                          UBS CAPITAL AMERICAS II, LLC

               CREDIT SUISSE FIRST BOSTON LFG HOLDINGS 2000, L.P.

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                FREIGHTLINER LLC

                                       and

                          THE OTHER SIGNATORIES HERETO

                                FROM TIME TO TIME





                          Dated as of November 14, 2000
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                                TABLE OF CONTENTS

                                                                                 Page
1.    Definitions...........................................................       1

2.    Restrictions on Transfer of Shares....................................       5

      2.1   Limitation on Transfer..........................................       5

      2.2   Permitted Transfers.............................................       5

      2.3   Permitted Transfer Procedures...................................       6

      2.4   Transfers in Compliance with Law; Substitution of Transferee....       6

      2.5   Transfers by Principal Stockholder to Controlled Affiliates.....       6

      2.6   Transfers Back by Permitted Transferees.........................       6

      2.7   Certain Transfers by Stockholders...............................       7

3.    Certain Transfers.....................................................       7

      3.1   Right of First Purchase - Transfer by Stockholders Other than
            Management Stockholders.........................................       7

      3.2   Right of First Purchase -- Transfer by Management Stockholders..       8

      3.3   Right of First Purchase--Other Requirements.....................       9

      3.4   Tag-Along Right.................................................      10

      3.5   Bring-Along Right...............................................      11

      3.6   Issuances of Capital Stock by the Company.......................      11

      3.7   Freightliner Right of First Purchase............................      12

4.    Registration Rights...................................................      12

      4.1   Demand for Registration.........................................      12

      4.2   Piggy-Back Registration.........................................      13

      4.3   Cut-Back on Registration........................................      14

      4.4   Holdback Agreement..............................................      15

      4.5   Registration Expenses...........................................      15

      4.6   Indemnification.................................................      15


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
      4.7   Reports Under the Exchange Act..................................      17

      4.8   No Senior Registration Rights...................................      17

5.    Board of Directors....................................................      18

      5.1   Composition.....................................................      18

      5.2   Expenses and Insurance..........................................      19

      5.3   Failure to Designate a Nominee..................................      19

      5.4   Board Observer..................................................      19

6.    After-Acquired Securities.............................................      20

7.    Stock Certificate Legend..............................................      20

8.    Miscellaneous.........................................................      20

      8.1   Notices.........................................................      20

      8.2   Amendment and Waiver............................................      23

      8.3   Specific Performance............................................      23

      8.4   Headings........................................................      24

      8.5   Severability....................................................      24

      8.6   Entire Agreement................................................      24

      8.7   Term of Agreement...............................................      24

      8.8   GOVERNING LAW...................................................      24

      8.9   Consent to Jurisdiction and Service of Process..................      24

      8.10  Further Assurances..............................................      24

      8.11  Successors and Assigns..........................................      24

      8.12  Counterparts....................................................      25


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                             STOCKHOLDERS' AGREEMENT



            STOCKHOLDERS' AGREEMENT, dated as of November 14, 2000 (this "Agreement"), among TravelCenters of America, Inc., a Delaware corporation (the "Company"), Oak Hill Capital Partners, L.P., a Delaware limited partnership ("OHCP"), Oak Hill Capital Management Partners, L.P, a Delaware limited partnership ("OHCMP" and, together with OHCP, "Oak Hill"), Olympus Growth Fund III, L.P., a Delaware limited partnership ("OGF"), Olympus Executive Fund, L.P., a Delaware limited partnership ("OEF" and OEF, together with OGF, "OF"), Monitor Clipper Equity Partners, L.P., a Delaware limited partnership ("MCEP"), Monitor Clipper Equity Partners (Foreign), L.P., a Delaware limited partnership ("MCPEF" and MCPEF, together with MCEP, "MCP"), UBS Capital Americas II, LLC, a Delaware limited liability company ("UBS"), Credit Suisse First Boston LFG Holdings 2000, L.P., a Delaware limited partnership ("LFG"), Credit Suisse First Boston Corporation, a Delaware corporation ("CSFBC" and, together with LFG, CSFB"), Freightliner LLC, a Delaware limited liability company (formerly known as Freightliner Corporation) ("Freightliner"), and the members of management of the Company who enter into this agreement from time to time in accordance with the terms hereof.

            WHEREAS, the Company is party to the Recapitalization Agreement and Plan of Merger, dated May 31, 2000, as amended by Amendment No. 1 thereto, dated as of October 2, 2000 (the "Recapitalization Agreement"); and

            WHEREAS, to provide for the continuity of management of the Company and to avoid possible dissension among the Stockholders (as hereinafter defined), the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for certain other rights and obligations.

            NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" as defined in the preamble hereto.

            "Board of Directors" means the Board of Directors of the Company.

            "Buyout Notice" has the meaning assigned such term in Section 3.5.

            "Change of Control" means, in each case prior to any Public Offering, (i) regardless of the form of transaction, any disposition, to an unrelated third party, in a single transaction or in a series of related transactions, of ownership or operating control of all or substantially all of the assets of the Company that (A) relate to the FE Locations and (B) are reasonably necessary to the continued operation and control by the Company or its subsidiaries of the FE Locations, (ii) any merger or consolidation of the Company with or into another unrelated entity in a transaction pursuant to which the stockholders of the Company retain and/or receive equity securities which, in the aggregate, constitute less than a majority of the combined voting power of the surviving entity or (iii) any sale or issuance to an unrelated third party, in a single transaction or in a series of related transactions, of a number of shares of capital stock of the Company (or securities convertible or exercisable for, or exchangeable into shares of capital stock of the Company) constituting a majority of the total voting power of the Company.

            "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

            "Common Stock" means Common Stock, par value $0.00001 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

            "CSFB" as defined in the preamble hereto.

            "CSFBC" as defined in the preamble hereto.

             "Demand Registration" has the meaning assigned such term in Section
            4.1.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "FE Location" has the meaning set forth in the TravelCenters of America Freightliner Express Operating Agreement, dated as of July 21, 1999, among Freightliner, the Company and the other parties party thereto, as amended.

            "Final Offering Notice" has the meaning assigned such term in
            Section 3.1.3.

            "Freightliner" as defined in the preamble hereto.

            "Freightliner Response" has the meaning assigned such term in
            Section 3.7.

            "Holder" means any Stockholder who holds Registrable Securities.

            "Holdback" has the meaning assigned such term in Section 4.4.

            "Initial Holding Period" has the meaning assigned such term in
            Section 2.1.

            "Initial Public Offering" means the Company's initial Public
            Offering.

            "IPO Effectiveness Date" means the date upon which the Commission declares effective the Registration Statement relating to the Initial Public Offering.

            "LFG" as defined in the preamble hereto.


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            "Management Stockholder" means the employees of the Company listed in Schedule 7.02(e) to the Recapitalization Agreement who are parties to this Agreement on the date hereof and any other employee of the Company who enters into this Agreement following the date hereof and is designated as a "Management Stockholder" for purposes of this Agreement by the Board of Directors.

            "MCP" as defined in the preamble hereto.

            "MCEP" as defined in the preamble hereto.

            "MCPEF" as defined in the preamble hereto.

            "Notice Period" has the meaning assigned such term in Section 3.1.1.

            "Oak Hill" as defined in the preamble hereto.

            "Observer Rights" has the meaning assigned such term in Section 5.4.

            "OEF" as defined in the preamble hereto.

            "OF" as defined in the preamble hereto.

            "Offered Shares" has the meaning assigned such term in Section
            3.1.1.

            "Offered Management Shares" has the meaning assigned such term in
            Section 3.2.1.

            "Offeree Stockholder" has the meaning assigned such term in Section 3.1.1.

            "Offeree Management Stockholders" has the meaning assigned such term in Section 3.2.1.

            "Offering Notice" has the meaning assigned such term in Section
            3.1.1.

            "Offer Price" has the meaning assigned such term in Section 3.1.1.

            "Offeror" means any manufacturer of Class 8 trucks and any Affiliate or successor thereto and shall include each of the companies listed in the following clauses (i) through (xx) for so long as such company is a manufacturer of Class 8 trucks: (i) Volvo, (ii) Navistar, (iii) Paccar, (iv) Ford, (v) Renault-Mack, (vi) Bering,
            (vii) Western Star, (viii) General Motors Corporation, (ix) Scania,
            (x) Isuzu, (xi) Hino, (xii) Iveco, (xiii) Volkswagen, (xiv) Fiat,
            (xv) MAN (xvi) Toyota, (xvii) Mitsubishi, (xviii) Nissan, (xix) Hyundai, or (xx) Oshkosh; provided, that each of the companies listed in clauses (i) through (viii) only will be included as a "Offeror" whether or not such company is manufacturing Class 8 trucks at the time in question.

            "OGF" as defined in the preamble hereto.

            "OHCP" as defined in the preamble hereto.


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
            "OHCMP" as defined in the preamble hereto.

            "Participating Stockholder" has the meaning assigned such item in
            Section 3.1.2.

            "Participating Management Stockholder" has the meaning assigned such term in Section 3.2.2.

            "Permitted Transferees" has the meaning assigned such term in
            Section 2.2.

            "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

            "Piggy-Back Registration" has the meaning assigned such term in
            Section 4.2.

            "Piggybacking Stockholder" has the meaning assigned such term in
            Section 4.2.

            "Principal Stockholder" means Oak Hill and any transferee thereof who shall have agreed in writing to be bound by the terms and conditions of this Agreement as the Principal Stockholder (provided that any controlled Affiliate of Oak Hill to which Oak Hill transfers Shares shall be deemed to be a Principal Stockholder for all purposes of this Agreement), and the term "Principal Stockholder" shall mean any such Person.

            "Public Offering" means any offer for sale of Common Stock pursuant to an effective Registration Statement filed under the Securities Act.

            "Registering Stockholder" has the meaning assigned such term in
            Section 4.1.1.

            "Registrable Security" means any outstanding Share until (i) a Registration Statement covering such Share has been declared effective by the Commission and such Share has been disposed of pursuant to such effective Registration Statement, (ii) such Share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii)(x) for purposes of any Demand Registration, such Share is eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force) and (y) for purposes of any Piggy-Back Registration, the later of such time as such Share is eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force) and the second anniversary of the consummation of the Initial Public Offering.

            "Registration Expenses" has the meaning assigned such term in
            Section 4.5.

            "Registration Statement" means a registration statement filed pursuant to the Securities Act.

            "Related Issuance" has the meaning assigned such term in Section
            3.6.

            "Remaining Offered Shares" has the meaning assigned such term in
            Section 3.1.2.


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            "Remaining Offered Management Shares" has the meaning assigned such term in Section 3.2.3.

            "Response" has the meaning assigned such term in Section 3.1.1.

            "Second Offering Notice" has the meaning assigned such term in
            Section 3.1.2.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder or any successor act thereto.

            "Selling Management Stockholder" has the meaning assigned such term in Section 3.2.1.

            "Selling Stockholder" has the meaning assigned such term in Section 3.1.1.

            "Shares" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock owned by such Stockholder.

            "Stockholder" shall mean each party to this Agreement other than the Company.

            "Tag-Along Offer " has the meaning assigned such term in Section
            3.4.

            "Third Party Purchaser" has the meaning assigned such term in
            Section 3.1.1.

            "Third Party Offer Notice" has the meaning assigned such term in
            Section 3.7.

            "transfer" has the meaning assigned such term in Section 2.1.

            "UBS" as defined in the preamble hereto.

            "Violation" has the meaning assigned such term in Section 4.6.1.

            "Waiver" has the meaning assigned such term in Section 4.4.

            2. Restrictions on Transfer of Shares.

            2.1 Limitation on Transfer. No Stockholder (other than the Principal Stockholder) shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) any Shares or any right, title or interest therein or thereto (each a "transfer"), other than transfers to Permitted Transferees in accordance with this Section 2, and transfers pursuant to Section
3.4 or 3.5, at any time prior to the earlier of (i) the first anniversary of the Closing Date pursuant to the Recapitalization Agreement and (ii) the Initial Public Offering (the "Initial Holding Period"). Following the expiration of the Initial Holding Period, no Stockholder (other than the Principal Stockholder) shall transfer any Shares, except in accordance with the applicable provisions of this Agreement. Any attempt to transfer any Shares in violation of the preceding sentences shall be null and void ab initio, and the Company shall not register any such transfer.

            2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, each Stockholder (other than the Principal Stockholder) may transfer (without compliance with Section 3.1 or 3.2 hereof) Shares (i) to any controlled Affiliate of such


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Stockholder, (ii) to the partners or members of a Stockholder that is a limited partnership or limited liability company, respectively, in connection with the termination, dissolution, liquidation or winding-up of such partnership or company and (iii) if such Stockholder is an individual, (A) to the spouse or any lineal descendant of such Stockholder, (B) to a trust or personal representative established for the benefit of any of the foregoing, (C) to the estate or executor under any will of such Stockholder or (D) pursuant to the laws of intestate succession (the Persons to whom the Stockholders may transfer Shares pursuant to this Section 2.2 are referred to hereinafter as "Permitted Transferees"), provided that, in each case, such transfer is made in accordance with this Section 2. In addition, each Management Stockholder may transfer Shares to the Company without compliance with Section 3.2 hereof, and whether before or after the Initial Holding Period, in connection with a termination of such Management Stockholder's employment with the Company.

            2.3 Permitted Transfer Procedures. In the event that any Stockholder wishes to transfer Shares to a Permitted Transferee pursuant to Section 2.2, such Stockholder shall give notice to the Company and the Principal Stockholder of its intention to make any transfer permitted under Section 2.2 not less than ten days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed and the number of Shares proposed to be transferred to such Permitted Transferee. Following any such notice, such transfer to such Permitted Transferee shall be permitted hereunder, subject to compliance with Section 2.4.

            2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer by a Stockholder (other than the Principal Stockholder) to any Person (other than the Company) may be made pursuant to this Section 2 or Section 3 unless (a) the transfer complies in all respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including, without limitation, the Securities Act, (b) the transferee agrees in writing to be bound by the terms and conditions of this Agreement (whereupon such transferee shall be substituted for and shall enjoy the same rights and be subject to the same obligations as its predecessor hereunder) and (c) if requested by the Company in its sole judgment, an opinion of counsel to such transferring Stockholder shall be supplied to the Company, at such transferring Stockholder's expense, to the effect that such transfer complies with applicable federal and state securities laws; provided that no such opinion will be required for a transfer by a Stockholder to a Permitted Transferee. Any attempt to transfer any Shares or rights hereunder in violation of this Agreement shall be null and void ab initio and the Company shall not register such transfer.

            2.5 Transfers by Principal Stockholder to Controlled Affiliates. In the event that the Principal Stockholder transfers any Shares to any controlled Affiliate, then as a condition to such transfer, the transferee of such Shares shall agree in writing to be bound by the terms and conditions of this Agreement (whereupon such transferee shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as its predecessor hereunder). For purposes of this Agreement, any fund founded by Keystone, Inc. and managed by the principals of Oak Hill Capital Management, Inc. shall be deemed to be a controlled Affiliate of the Principal Stockholder.

            2.6 Transfers Back by Permitted Transferees. Each Permitted Transferee of any Stockholder and controlled Affiliate of the Principal Stockholder to which Shares are transferred pursuant to Section 2.2 or 2.5, respectively, shall, and such Stockholder or the


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
Principal Stockholder, as the case may be, shall cause such transferee to, transfer back to such Stockholder or the Principal Stockholder (unless such Stockholder or the Principal Stockholder has been dissolved or liquidated, or in the case of an individual, is deceased), or to another Permitted Transferee of such Stockholder or controlled Affiliate of the Principal Stockholder, any Shares it owns prior to such Permitted Transferee or controlled Affiliate ceasing to be a Permitted Transferee of such Stockholder or controlled Affiliate of the Principal Stockholder.

            2.7 Certain Transfers by Stockholders. Notwithstanding anything to the contrary contained in this Agreement, (a) during the 120-day period commencing on the date of the closing of the transactions contemplated pursuant to the Recapitalization Agreement, MCP shall have the right to transfer Shares to UBS and (b) during the one-year period commencing on the date of the closing of the transactions contemplated pursuant to the Recapitalization Agreement, CSFBC shall have the right to transfer Shares to a purchaser of such Shares approved by the Principal Stockholder, in each case, without meeting the requirements of Sections 2.1, 2.4 or 3.1; provided that the transferee of such Shares shall agree in writing to be bound by the terms and conditions of this Agreement.

            3. Certain Transfers.

            3.1 Right of First Purchase - Transfer by Stockholders Other than Management Stockholders.

                  3.1.1 Offering Notice. If, at any time following the expiration of the Initial Holding Period but prior to the earlier of the (i) Initial Public Offering and (ii) seventh anniversary of the Closing Date, any Stockholder (a "Selling Stockholder") other than the Principal Stockholder and other than the Management Stockholders shall desire to transfer Shares to any Person other than to a Permitted Transferee in accordance with Section 2 or pursuant to Section 3.4 or 3.5 (a "Third Party Purchaser"), then such Selling Stockholder shall first offer the Company the right to purchase all or (subject to Section 3.3.2) part of such Shares (the "Offered Shares") by sending written notice (the "Offering Notice") to the Company and the other Stockholders (the "Offeree Stockholders"), which notice shall (a)(i) state the number of Offered Shares and (ii) state the purchase price per Share (the "Offer Price") and the other terms and conditions of such sale and (b) if prior to the second anniversary of the expiration of the Initial Holding Period, (i) identify the proposed Third Party Purchaser, (ii) be accompanied by a copy of the written offer from such Third Party Purchaser with respect to such sale and (iii) specify the dollar value of any non-cash consideration for such Shares. The Company shall have the right to purchase all or (subject to Section 3.3.2) part of the Offered Shares, which right shall be exercisable by written notice delivered to the Selling Stockholder (the "Response"), given within 15 days after receipt of the Offering Notice (the "Notice Period"), and in the event that any part of the Offer Price consists of consideration other than cash, then at the sole option of the Company, at the equivalent all cash price for the Shares, determined in good faith by the Board of Directors and otherwise on the same terms and conditions as the Offer Price and which shall be set forth in the Response. In the event that the Selling Stockholder disagrees with the value determined by the Board of Directors for any non-cash consideration contained in the Response, such Selling Stockholder shall, within 7 days of receipt of the Response, notify the Company of its desire to submit the matter to binding arbitration. The Company and such Selling Stockholder shall appoint a neutral, independent arbitrator reasonably satisfactory to both parties to resolve such dispute with the party whose valuation is farthest from the valuation accepted by the arbitrator bearing the costs of such proceeding.


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                  3.1.2 Purchase Option to Offeree Stockholders. The Selling
Stockholder shall, promptly after the end of the Notice Period, notify (the "Second Offering Notice") the Offeree Stockholders whether the Offered Shares have been fully subscribed for, and, if not, the number of Offered Shares not subscribed for (the "Remaining Offered Shares"). Each Offeree Stockholder shall have the right, but not the obligation, to purchase at the Offer Price (and otherwise upon the same terms and conditions as those set forth in the Offering Notice and the Response, as applicable) its pro rata portion of the Remaining Offered Shares, in the proportion that the number of Shares owned by such Offeree Stockholder bears to the total number of Shares owned by all Offeree Stockholders. Such right of each Offeree Stockholder shall be exercisable by written notice to the Selling Stockholder with copies to the Company and the Principal Stockholder given within ten days after the later of receipt of the Second Offering Notice and conclusion of any arbitration process pursuant to
Section 3.1.1. Failure by an Offeree Stockholder to respond within such ten-day period shall be regarded as a rejection of the offer made pursuant to the Second Offering Notice. Each Offeree Stockholder that elects to purchase its full pro rata portion of the Remaining Offered Shares is referred to as a "Participating Stockholder."

                  3.1.3 Purchase of Remaining Offered Shares. The Selling Stockholder shall, promptly after the end of the ten-day period referred to in
Section 3.1.2, notify (the "Final Offering Notice") the Principal Stockholder whether the Remaining Offered Shares have been fully subscribed for, and, if not, the number of Remaining Offered Shares not subscribed for. The Principal Stockholder shall have an assignable right to purchase all, but not less than all, of such Remaining Offered Shares, which right shall be exercisable by written notice delivered to the Selling Stockholder, given within five days after receipt of the Final Offering Notice.

            3.2 Right of First Purchase -- Transfer by Management Stockholders.

                  3.2.1 Offering Notice. If, at any time following the expiration of the Initial Holding Period but prior to the Initial Public Offering, any Management Stockholder (a "Selling Management Stockholder") shall desire to sell for cash Shares other than pursuant to Section 2.2, Section 3.4 or 3.5, then such Selling Management Stockholder shall first offer the other Management Stockholders (the "Offeree Management Stockholders") the right to purchase such Shares (the "Offered Management Shares") by sending an Offering Notice to the Company and the other Stockholders, which notice shall (i) state the number of Offered Shares, (ii) state the Offer Price and the other terms and conditions of such sale, (iii) identify the proposed Third Party Purchaser and
(iv) be accompanied by a copy of the written offer from such Third Party Purchaser with respect to such sale.

                  3.2.2 Purchase Option. Each Offeree Management Stockholder shall have the right, but not the obligation, to purchase at the Offer Price (and otherwise upon the same terms and conditions as those set forth in the Offering Notice) its pro rata portion of the Offered Management Shares, in the proportion that the number of Shares owned by such Offeree Management Stockholder bears to the total number of Shares owned by all Offeree Management Stockholders. Such right of each Offeree Management Stockholder shall be exercisable by written notice to the Selling Management Stockholder with copies to the Company and the other Stockholders given within the Notice Period. Failure by an Offeree Management Stockholder to respond within the Notice Period shall be regarded as a rejection of the offer made pursuant to the Offering Notice. Each Offeree Management Stockholder that elects to purchase its full pro


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
rata portion of the Offered Management Shares is referred to as a "Participating Management Stockholder".

                  3.2.3 Purchase of Remaining Offered Management Shares. The Selling Management Stockholder shall, promptly after the end of the Notice Period, notify the Company and the other Stockholders whether the Offered Management Shares have been fully subscribed for, and, if not, the number of Offered Management Shares not subscribed for (the "Remaining Offered Management Shares"). The Company shall have the right to purchase all or (subject to
Section 3.3.2) part of the Remaining Offered Management Shares, exercisable by written notice delivered to the Selling Management Stockholder and the Stockholders other than the Management Stockholders within ten days after receipt of the Second Offering Notice. If the Company does not exercise such right, each of the Stockholders other than the Management Stockholders shall have the right to purchase at the Offer Price (and otherwise upon the same terms and conditions as those set forth in the Offering Notice) all, but not less than all, of the Remaining Offered Management Shares. The right to purchase the Remaining Offered Shares shall be exercisable by written notice delivered to the Selling Management Stockholder, given within fifteen days after receipt of the Second Offering Notice. Each Stockholder who delivers such a notice shall have the right to purchase its pro rata portion of the Remaining Offered Management Shares (that is, the proportion that the number of Shares owned by such Stockholder bears to the total number of Shares owned by all Stockholders purchasing Remaining Offered Management Shares). The Selling Management Stockholder shall, promptly after the end of the fifteen-day period referred to above, notify the Principal Stockholder whether the Remaining Offered Management Shares have been fully subscribed for, and, if not, the number of Remaining Offered Management Shares not subscribed for. The Principal Stockholder shall have an assignable right to purchase all, but not less than all, of such Remaining Offered Management Shares, which right shall be exercisable by written notice delivered to the Selling Management Stockholder, given within five days after receipt of such notice.

            3.3 Right of First Purchase--Other Requirements.

                  3.3.1 Irrevocability of Offering Notice. Upon delivery of any Offering Notice, Second Offering Notice or Final Offering Notice, the offer or offers made therein to the Company and the Stockholders pursuant to this Section 3 shall be irrevocable unless and until the first purchase rights provided for therein shall have been waived or shall have expired in accordance with this Agreement.

                  3.3.2 Failure to Purchase All Offered Shares. Notwithstanding anything in this Section 3 to the contrary, the right of the Company or any Stockholders to purchase the Offered Shares or Offered Management Shares pursuant to this Section 3 shall be exercisable only if all, but not less than all, of the Offered Shares or Offered Management Shares, as the case may be, are so purchased.

                  3.3.3 Closing. The closing of the purchase of Offered Shares or Offered Management Shares pursuant to Section 3.1 or 3.2, respectively shall be held at the principal office of the Company at 11:00 a.m., local time, on the 20th day after the giving of the Second Offering Notice (or, if each of the Offeree Stockholders agrees to purchase its pro rata portion of the Offered Shares (or if each of the Offered Management Stockholders agrees to purchase its pro rata portion of the Offered Management Shares), then on the 20th day of the date of the

Offering Notice), or at such other time and place as the parties to the transaction may agree. The sale of the Offered Shares or Offered Management Shares hereunder shall otherwise be on customary terms and conditions (but in any event in accordance with the terms of the Offering Notice).

                  3.3.4 Sale to Third Party Purchaser. Unless the Company and the applicable Stockholders elect to purchase all of the Offered Shares or Offered Management Shares pursuant to Section 3.1 or 3.2, respectively, the Selling Stockholder or the Selling Management Stockholder, as the case may be, may (a) in the case of Offered Shares as to which an Offering Notice is delivered prior to or on the date of the expiration of the second anniversary of the Initial Holding Period or in the case of Offered Management Shares, sell all but not less than all of the Offered Shares or Offered Management Shares at a price per Share equal to the Offer Price and otherwise on terms and conditions that are in the aggregate not materially more or less favorable to the Third Party Purchaser than the terms and conditions set forth in the Offering Notice and the written offer, if any, delivered therewith pursuant to Section 3.1.1 or
Section 3.2.1 and (b) in the case of Offered Shares as to which an Offering Notice is delivered after the second anniversary of the expiration of the Initial Holding Period, sell all but not less than all of the Offered Shares at a price per Share at least equal to the Offer Price and otherwise on terms and conditions that are in the aggregate not materially more favorable to the Third Party Purchaser than the terms and conditions set forth in the Offering Notice. Any such sale shall be bona fide and made within 90 days of the date of the Second Offering Notice for the Offered Shares or Offered Management Shares or, in the case of Offered Shares if after the second anniversary of the expiration of the Initial Holding Period, 120 days of the date of the Second Offering Notice (or, if each of the Offeree Stockholders agrees to purchase its pro rata portion of the Offered Shares (or if each of the Offered Management Stockholders agrees to purchase its pro rata portion of the Offered Management Shares), then within 90 days of the Offering Notice for the Offered Shares or Offered Management Shares or, in the case of Offered Shares if after the second anniversary of the expiration of the Initial Holding Period, 120 days of the Offering Notice for the Offered Shares). In the event that such sale is not consummated within such 90 or 120-day period, as the case may be, for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Shares or Offered Management Shares may be made thereafter without again offering the same to the Stockholders and the Company in accordance with this Section 3.

            3.4 Tag-Along Right. In the event that the Principal Stockholder proposes to transfer Shares other than to a controlled Affiliate, the Principal Stockholder shall, unless such transfer is subject to a Bring-Along Notice pursuant to Section 3.5 hereof, include an offer (a "Tag-Along Offer") to each other Stockholder, to participate pro rata in such transfer by including a portion of such other Stockholder's Shares (the exact number of which shall be determined based on multiplying the total number of Shares proposed to be transferred by a fraction, (i) the numerator of which is the total number of outstanding Shares then owned by such other Stockholder and (ii) the denominator of which is the total number of outstanding Shares owned by the Principal Stockholder and all other Stockholders plus the number of outstanding shares owned by other stockholders of the Company having "tag-along" rights with respect to such transfer) in the transfer, at the purchase price and otherwise upon the same terms and conditions of such transfer (including payment of and responsibility for its pro rata share of any indemnification obligations and all costs associated with such transaction); provided that the Principal Stockholder shall not be required to provide a Tag-Along Offer to such other Stockholders until the Principal Stockholder has transferred Shares (other than to controlled

Affiliates) in excess of 10% of the total number of issued and outstanding Shares as of the date of this Agreement, such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock following the date hereof. The right of each Stockholder (other than the Principal Stockholder) to sell its pro rata portion of Shares under this Section
3.4 shall be exercisable by delivering written notice thereof, within 15 days after receipt of the Tag-Along Offer, to the Principal Stockholder, with a copy to the Company. The failure of any such Stockholder to respond within the Notice Period shall be regarded as a rejection of the offer to participate in such transfer as contemplated by the Tag-Along Offer and shall be deemed to be a waiver of its rights under this Section 3.4. To the extent that such Stockholder exercises its right to sell Shares pursuant to this Section 3.4, the number of Shares that the Principal Stockholder proposes to sell to the Third Party Purchaser shall be reduced proportionately.

            3.5 Bring-Along Right. In the event that the Principal Stockholder, whether alone or together with another Stockholder, proposes to transfer Shares representing more than 50% of the outstanding Shares other than to an Affiliate, the Principal Stockholder may send written notice (a "Buyout Notice") to the Company and the other Stockholders notifying such Stockholders that each of them will be required to sell that percentage of their Shares in such sale equal to the percentage of the Shares of the Principal Stockholder being sold in such sale. Upon receipt of a Buyout Notice, each Stockholder receiving such notice shall be obligated to (i) sell that percentage of its Shares equal to the percentage of the Shares of the Principal Stockholder being sold in the transaction (including a sale or merger) contemplated by the Buyout Notice on the same terms and conditions as the Principal Stockholder (including payment of and responsibility for its pro rata share of any indemnification obligations and all costs associated with such transaction) and (ii) otherwise take all necessary action reasonably requested by the Principal Stockholder to cause the consummation of such transaction, including voting its Shares in favor of such transaction and not exercising any appraisal rights in connection therewith. Each Stockholder further agrees to (a) take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Principal Stockholder and (b) appoint the Principal Stockholder as its attorney-in-fact to do the same on its behalf.

            3.6 Issuances of Capital Stock by the Company. In the event that the Company determines to issue (a "Related Issuance"), any capital stock or any security convertible or exercisable for or exchangeable into capital stock to any Stockholder or any Affiliate of any Stockholder (other than capital stock to be issued (i) in connection with an employee stock option plan or other employment compensation arrangement, (ii) pursuant to a stock split or stock dividend or (iii) pursuant to the exercise of any option, warrant or security convertible or exercisable for or exchangeable into capital stock), the Company shall notify the Stockholders of the proposed issuance. Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the estimated price at which such securities will be issued. By written notice to the Company given within 20 days of being notified of such Related Issuance, each such Stockholder shall be entitled to purchase that percentage of the Related Issuance determined by dividing (a) the total number of outstanding Shares owned by such Stockholder by (b) the total number of outstanding Shares then owned by all Stockholders. If any such Stockholder does not fully subscribe for the number or amount of shares of capital stock or securities convertible or exercisable for or exchangeable into capital stock that it is entitled to purchase pursuant to this Section 3.6, the Company shall notify the Stockholders of the same and each Stockholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the

Related Issuance not so subscribed for, based on a fraction, (a) the numerator of which is the total number of outstanding Shares then owned by such fully participating Stockholder and (b) the denominator of which is the total number of outstanding Shares then owned by all fully participating Stockholders who elect to purchase such unsubscribed securities. Such right shall be exercisable within 20 days following the receipt of the notice delivered pursuant to the previous sentence. To the extent the Stockholders do not elect to purchase all of the securities proposed to be offered and sold in the Related Issuance, the Company may issue those securities not so subscribed for, provided such sales are consummated within 120 days after the Stockholders' rights hereunder have expired or been waived and are so consummated on terms not materially more favorable to the purchasers than those set forth in the written notice to the Stockholders described above.

            3.7 Freightliner Right of First Purchase. Freightliner shall have a right of first purchase in the event of any proposed transaction involving the Company and an Offeror that would result in a Change of Control. In any such case, the Company shall deliver to Freightliner a written notice (the "Third Party Offer Notice") indicating the purchase price, the identity of the Offeror and other material terms on which the Company proposes to effect the Change of Control transaction with the Offeror. Freightliner shall notify the Company in writing within 15 days following its receipt of the Third Party Offer Notice if Freightliner is interested in negotiating and consummating a Change of Control transaction with the Company and describing Freightliner's proposed purchase price and other material terms (the "Freightliner Response"). If Freightliner
(a) fails to timely deliver a Freightliner Response within the 15-day period described above, (b) proposes a purchase price or terms less favorable to the Company than the terms reflected in the Third Party Offer Notice or (c) delivers a Freightliner Response but the Company and Freightliner fail, after good faith negotiations, to enter into a definitive agreement with respect thereto within 30 days following the Company's receipt of the Freightliner Response, then the Company may (i) commence negotiations with respect to such Change of Control transaction with the Offeror, and (ii) consummate such Change of Control with the Offeror; provided, (A) the purchase price paid by the Offeror is equal to or greater than the price set forth in the Freightliner Response, (B) the other terms and conditions of such transaction are no less favorable to the Company in the aggregate than the terms and conditions contained in the Third Party Offer Notice and (C) such transaction is consummated within 240 days after the Third Party Offer Notice. After expiration of such 240-day period, the Company shall again comply with the notice requirements of this Section 3.7. Freightliner hereby acknowledges and agrees that the rights described in this Section 3.7 are personal to Freightliner and any Affiliates of Freightliner holding Shares owned by Freightliner on the date of this Agreement and cannot be transferred or assigned by Freightliner or any Affiliate of Freightliner in any manner.

            4. Registration Rights.

            4.1 Demand for Registration.

                  4.1.1 Demand. At any time and from time to time on or after the date 180 days (or such greater number of days (not to exceed 365 days) as the Principal Stockholder may agree with the managing underwriter or underwriters for the Initial Public Offering) following the consummation of the Initial Public Offering, each Holder (other than Management Stockholders) of at least 4% of the total number of issued and outstanding Shares on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization

Agreement) shall have the right to make a written request for registration under the Securities Act of all or part of its or their Registrable Securities (a "Demand Registration"); provided that such request specifies the number of shares of Registrable Securities proposed to be sold (which number must represent at least the lesser of (i) 10% of the total number of issued and outstanding Shares as of the date of this Agreement (including Shares owned by the Principal Stockholder) and (ii) all of the Registrable Securities then held by such Holder and the intended method of disposition thereof. The Company shall give written notice of any Demand Registration to each Stockholder other than the requesting Holder at the time of any Demand Registration and upon the written request of any such Stockholder (a "Registering Stockholder") given within 15 days after receipt of any such notice by such Stockholder (stating the amount of Common Stock to be disposed of by the Registering Stockholder), the Company shall include the Common Stock intended to be disposed of in a registration statement under the Securities Act so as to permit the disposition by the Registering Stockholder of the Common Stock so requested. Notwithstanding the foregoing, the Company shall not have any obligation to register any shares of Common Stock on behalf of a Stockholder from and after such time as such shares cease to be Registrable Securities.

                  4.1.2 Selection of Underwriters. If the Holder making the Demand Registration so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

                  4.1.3 Restrictions on Demand. The Company will not be obligated to effect any Demand Registration within six months after the effective date of (i) a previous Demand Registration or (ii) a Public Offering by the Company for which Piggy-Back Registration was fully available. If at the time of any request to register Registrable Securities pursuant to this Section 4.1, the Company is engaged, or has fixed plans (which have been or are reasonably expected to be approved by the Board of Directors within 30 days) to engage within 90 days of the time of the request, in a registered Public Offering as to which the Stockholders may include such Registrable Securities pursuant to Section 4.2, or is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request for registration, such right to delay a request to be exercised by the Company not more than once within any twelve-month period. A request for Demand Registration may be withdrawn if the Company delays the requested Demand Registration pursuant to this Section 4.1.3. In no event will the Company be obligated to effect (i) more than two Demand Registrations in any 12-month period, (ii) more than one Demand Registration initiated by each Holder pursuant to Section 4.1.1 (i.e., an aggregate of four Demand Registrations and it being understood that if MCP transfers Shares to UBS representing at least 4% of the total number of issued and outstanding Shares on the date of this Agreement in accordance with Section 2.7, then MCP shall no longer be entitled to initiate a Demand Registration and UBS shall be entitled to initiate two Demand Registrations in accordance with this Section 4) other than the Principal Stockholder and (iii) more than six Demand Registrations on behalf of the Principal Stockholder.

            4.2 Piggy-Back Registration. Following the Initial Public Offering, if the Company at any time proposes to register Common Stock (other than a registration statement on

Form S-4 or S-8 (or any substitute form that may be adopted by the Commission)) whether on behalf of the Company or a demanding Stockholder (other than a Holder), the Company shall give written notice each such time to each Stockholder of its intention to do so. Upon the written request of any such Stockholder (a "Piggybacking Stockholder") given within 15 days after receipt of any such notice by such Piggybacking Stockholder (stating the amount of Common Stock to be disposed of by the Piggybacking Stockholder), the Company shall include the Common Stock intended to be disposed of in a registration statement under the Securities Act so as to permit the disposition by the Piggybacking Stockholder of the Common Stock so requested (a "Piggy-Back Registration"). Notwithstanding the foregoing, the Company shall not have any obligation to register any shares of Common Stock on behalf of a Stockholder from and after such time as such shares cease to be Registrable Securities.

            4.3 Cut-Back on Registration.

                  4.3.1 Cutback Procedures. Notwithstanding the provisions of
Section 4.1 or 4.2, if the registration in question is for an underwritten offering and the managing underwriter or underwriters determine in good faith that the total amount of Common Stock proposed to be included in such offering is such as to adversely affect the success of such offering, then the Company shall include in such registration the amount of Common Stock which the Company is so advised can be sold in such offering (a) with respect to a registration pursuant to Section 4.1, as follows: (i) first, Common Stock requested to be included in such registration by Registering Stockholders (and any other holders of Common Stock (other than a Stockholder or an Affiliate of a Stockholder) having rights on parity with the Registering Stockholders, based on the number of Shares of Registrable Securities such Registering Stockholder (and other Holders) requested to be included and (ii) second, Common Stock proposed to be included in such registration by the Company and/or other holders of Common Stock (other than a Stockholder or an Affiliate of a Stockholder) as may be agreed, from time to time by the Company and such other holders and (b) with respect to a registration pursuant to Section 4.2, as follows: (i) first, Common Stock the Company proposed to be included in such registration; (ii) second, Common Stock requested to be included in such registration by holders of such Common Stock (other than a Stockholder or an Affiliate of a Stockholder) pursuant to the exercise of a "demand" registration right; provided that such registration right requires such priority over other holders of Common Stock; and (iii) third, Common Stock requested to be included in such registration by the Piggybacking Stockholders and other holders of Common Stock, if any, who have piggyback registration rights on parity with the piggyback registration rights of the Stockholders pursuant to this Agreement, if any, based on the number of shares of Registrable Securities and other shares of Common Stock requested to be included by such Piggyback Stockholders and other holders of Common Stock, in the case of each cutback mechanism provided in clauses (a) and
(b) hereof, to the extent necessary to reduce the total amount of Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters.

                  4.3.2 Right to Demand Registrations. In connection with any Demand Registration, if the determination by the underwriters to limit the amount of Common Stock to be included in an offering in accordance with this
Section 4.3 results in the number of Shares of the Registering Stockholders included in a registration statement to equal less than 33-1/3% of the amount such Registering Stockholders requested to be registered, such registration shall not be treated as having been initiated by the initiating Stockholder for purposes of clause (ii) in the last sentence of Section 4.1.3.

            4.4 Holdback Agreement. For a period of three years following the Initial Public Offering, each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible or exercisable for or exchangeable into such securities (or enter into any transaction which would have the same effect) or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any of such securities, during the seven days prior to and the 180-day (or such greater number of days as the Principal Stockholder may agree with the managing underwriter or underwriters of the registration) period beginning on the effective date of any underwritten registration of equity securities of the Company (the "Holdback"), unless the underwriters managing the registered public offering otherwise agree (a "Waiver") and in the event of such a Waiver, each Stockholder shall be released from its obligations pursuant to the Holdback pro rata in accordance with the number of Shares such Stockholder owns. Following the third anniversary of the consummation of the Initial Public Offering, the Holdback shall continue to be applicable to each Stockholder until such time as such Stockholder waives all of its rights under
Section 4.1 and 4.2.

            4.5 Registration Expenses. In connection with any Demand Registrations pursuant to Section 4.1, and in connection with any Piggy-Back Registration pursuant to Section 4.2, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities and/or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company, and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (viii) reasonable fees and expenses of one counsel retained by the selling Holders in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities. The Company shall not be required to pay for any expenses of any Demand Registration if the Registration request is subsequently withdrawn unless the Holder(s) requesting the Demand Registration agree(s) to treat the withdrawn request as a Demand Registration for purposes of Section 4.1.3; provided, that if such Holder withdraws a request as a result of a material adverse change in the condition, business or prospects of the Company or in the market for the Company's securities from that known to such Holder at the time of its request, the Company and not the Holder requesting the Demand Registration, shall be required to pay all the expenses relating to the proposed registration and such request shall not be treated as a Demand Registration for purposes of Section 4.1.3.

            4.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4:

                  4.6.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder and, any underwriter (as defined in the Securities Act) for such Holder and each director, officer, and person, if any, who controls such Holder, or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however , that the indemnity agreement contained in this
Section 4.6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  4.6.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, its officers and each person who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (other than the Violation described in item (iii) of the definition thereof), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.6.2, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 4.6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the amounts payable in indemnity by a Holder under this Section 4.6.2 in respect of a Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  4.6.3 Promptly after receipt by an indemnified party under this Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 4.6 to the extent that the indemnifying party has been prejudiced thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.6. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                  4.6.4 If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall the amounts payable in contribution by a Holder under this Section 4.6.4 in respect of a Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  4.6.5 The obligations of the Company and Holders under this
Section 4.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4.6 and otherwise.

            4.7 Reports Under the Exchange Act. Following the Initial Public Offering, the Company hereby agrees to take such actions as are reasonably necessary so that "adequate current public information" is available with respect to the Company pursuant to Rule 144 of the Securities Act.

            4.8 No Senior Registration Rights. The Company hereby agrees that it will not grant to any Stockholder or any Affiliate of any Stockholder any registration rights that are senior or materially more favorable to such Stockholder or Affiliate of a Stockholder than those granted to the Holders hereunder.

            5. Board of Directors.

                  5.1 Composition. Each Stockholder shall vote all of its Shares and any other voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary actions within its control (whether in its capacity as a stockholder or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that: (i) the authorized number of directors on the Board of Directors shall consist at all times of not less than seven directors; (ii) the following nominees shall be elected to fill the directorships to be filled pursuant to this Agreement: (1) four nominees selected by Oak Hill (or such higher number of nominees as shall upon election constitute a majority of the Board of Directors); (2) one nominee selected by OGF and reasonably acceptable to the Principal Stockholder (it being acknowledged hereby that Louis J. Mischianti is so acceptable), (3) one nominee selected by Freightliner; and (4) the Chief Executive Officer of the Company, so long as such individual is serving as the Chief Executive Officer of the Company; (iii) unless the Board of Directors determines otherwise, the composition of the board of directors of each of the Company's subsidiaries (a "Sub Board") shall be identical to the composition of the Board of Directors; (iv) the Freightliner nominee shall be elected to serve as a member of the board of directors of (A) the Company's wholly owned subsidiary, TA Operating Corporation, a Delaware corporation ("TA Operating"), and (B) any current or future subsidiary of the Company or TA Operating which operates any FE Location; (v) any nominee referred to in clause (ii) above shall be removable (with or without cause) upon the written request of the party entitled to select the nominee pursuant to such clause, and, except as otherwise provided by applicable law under no other circumstances; (vi) in the event that any nominee listed in clause (ii) above for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by the party entitled to designate the nominee pursuant to such clause and the Stockholders shall take such action as is necessary or desirable in accordance with this Section in order to assure that such successor director shall become a member of the Board of Directors; and (vii) the obligation of the Stockholders to vote the Stockholder Shares in favor of the nominees described above shall cease at the following times: (1) in the case of any nominee selected by the Principal Stockholder, at such time as Principal Stockholder does not own any Shares; (2) in the case of the Freightliner nominee, at such time as Freightliner and its Affiliates cease to own in the aggregate at least 66-2/3% of the Shares owned by Freightliner on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock, and (3) in the case of the OGF nominee, at such time as OF and its Affiliates cease to own in the aggregate at least 66-2/3% of the Shares owned by OF on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock. In the event that OGF loses the right to select one nominee to the Board of Directors by reason of a decline in its Share ownership level as provided above and MCP and UBS and their respective Affiliates each own at least 66-2/3% of the Shares owned by MCP and UBS on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock, MCP and UBS shall collectively be entitled, in lieu of (and not in addition to) their Observer Rights, to select one nominee to the Board of Directors and reasonably acceptable to the Principal Stockholder. The right to select such nominee shall cease at such time as either MCP or UBS (and its respective Affiliates) fail to own at least 66-2/3% of the Shares owned by MCP and UBS on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock.

            5.2 Expenses and Insurance. The Company shall pay each director, including reimbursement of expenses, in connection with attending the meetings of the Board, any Sub Board and any committee thereof as provided by resolution of the Board of Directors. The Company shall use commercially reasonable efforts to maintain in full force and effect the directors and officers indemnity insurance policy as in effect as of the date hereof or such other policy as shall be approved by resolution of the Board of Directors.

            5.3 Failure to Designate a Nominee. If any party fails to nominate a representative to fill a directorship pursuant to the terms of this Section 5, the election of a person to fill such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

            5.4 Board Observer. Subject to the provisions of this Section 5.4:
(i) so long as MCP and its Affiliates own in the aggregate at least 66-2/3% of the Shares owned by MCP on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock, (A) a designee of MCP (reasonably acceptable to the Principal Stockholder) shall have the right to attend all meetings of the Board of Directors (other than Board of Directors committee meetings) in a nonvoting observer capacity, to receive notice of such meetings and to receive all minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors ("Observer Rights"), (B) MCP shall have reasonable access during normal business hours to consult and advise the management of the Company and (C) MCP shall have the right to inspect the books and records of the Company, at MCP's expense, during normal business hours; and
(ii) so long as UBS and its Affiliates own in the aggregate at least 66-2/3% of the Shares owned by UBS on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock, (A) a designee of UBS (reasonably acceptable to the Principal Stockholder) shall have Observer Rights, (B) UBS shall have reasonable access during normal business hours to consult and advise the management of the Company and (C) UBS shall have the right to inspect the books and records of the Company, at UBS's expense, during normal business hours. In the event that OGF loses the right to select one nominee to the Board of Directors by reason of a decline in its Share ownership level as provided above and MCP and UBS each lose their Observer Rights by reason of a decline in its Share ownership level as provided above, and OF, MCP and UBS and their respective Affiliates in the aggregate own at least 33-1/3% of the Shares owned collectively by OF, MCP, UBS and their respective Affiliates on the date of this Agreement (after giving effect to the transactions pursuant to the Recapitalization Agreement), such number to be adjusted for any stock split, combination or similar change with respect to the Common Stock, such Stockholders shall collectively be entitled to
(A) one designee (reasonably acceptable to the Principal Stockholder) with Observer Rights, (B) reasonable access during normal business hours to consult and advise the management of the Company and (C) the right to inspect the books and records of the Company, at such Stockholders' expense, during normal business hours. The Company may require as a condition precedent to granting Observer Rights under this Section 5.4 that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise.

            6. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of the Shares (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Stockholder in any other manner (including investments convertible or exerciseable for or exchangeable into Shares).

            7. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

            THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS' AGREEMENT, DATED AS OF NOVEMBER 14, 2000 (THE "STOCKHOLDERS' AGREEMENT"), AMONG TRAVELCENTERS OF AMERICA, INC. (THE "COMPANY"), OAK HILL CAPITAL PARTNERS, L.P., OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P. AND CERTAIN OTHER PARTIES, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS' AGREEMENT.

            8. Miscellaneous.

            8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

            (a)   if to the Company:

                  TravelCenters of America, Inc.
                  24601 Center Ridge Road
                  Suite 200
                  Westlake, Ohio 44145-5634
                  Attention: Edwin P. Kuhn, President
                  Facsimile:  (440) 808-3301

                  and to:

                  TravelCenters of America, Inc.
                  24601 Center Ridge Road
                  Suite 200
                  Westlake, Ohio 44145-5634
                  Attention: General Counsel
                  Facsimile:  (440) 808-3301

                  with a copy to:

                  Calfee, Halter & Griswold LLP
                  Suite 1400
                  800 Superior Avenue
                  Cleveland, Ohio 44114
                  Attention:  Philip M. Dawson, Esq.
                  Facsimile:  (216) 241-0816

            (b)   if to OHCP or OHCMP:

                  Oak Hill Capital Partners, L.P.
                  201 Main Street
                  Fort Worth, Texas 76102
                  Attention:  Ray Pinson/John R. Monsky
                  Facsimile:  (817) 339-7350

                  and

                  Oak Hill Capital Management Partners, L.P.
                  201 Main Street
                  Fort Worth, Texas 76102
                  Attention:  Ray Pinson/John R. Monsky
                  Facsimile:  (817) 339-7350

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Attention:  William E. Curbow, Esq.
                  Facsimile:  (212) 455-2502

            (c)   if to OGF:

                  Olympus Growth Fund III, L.P.
                  Metro Center
                  1 Station Place
                  Stamford, Connecticut 06902
                  Attention: Louis J. Mischianti
                  Facsimile:  (203) 353-5910

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10017
                  Attention: Richard A. Stenberg, Esq.
                  Facsimile:  (212) 259-6333

            (d)   if  to MCEP or MCPEF:

                  Monitor Clipper Partners, L.P.
                  2 Canal Park
                  Cambridge, Massachusetts  02141
                  Attention:  Travis Metz
                  Facsimile:  (617) 252-2211

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10017
                  Attention: Richard A. Stenberg, Esq.
                  Facsimile:  (212) 259-6333

            (e)   if  to UBS:

                  UBS Capital Americas II, LLC
                  299 Park Avenue
                  New York, New York 10071
                  Attention:  Michael Greene
                  Facsimile:  (212) 821-6333

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10017
                  Attention: Richard A. Stenberg, Esq.
                  Facsimile:  (212) 259-6333

            (f)   if to LFG or CSFBC:

                  Eleven Madison Avenue
                  New York, New York 10010
                  Attention:  Geoffrey Manna
                  Facsimile:  (212) 325-8018

            (g)   if to Freightliner:

                  Freightliner LLC
                  P.O. Box 3849
                  Portland, Oregon 97208-3842
                  Attention:  James L. Hebe
                  Facsimile:  (503) 735-5999

                  or:

                  Freightliner LLC
                  4747 North Channel Avenue
                  Portland, Oregon 97217
                  Attention:  James L. Hebe
                  Facsimile:  (503) 735-5999

            (h) if to any Management Stockholder, at his or her last known address appearing in the books and records of the Company.

            Any party may, by notice given in accordance with this Section 8.1, designate another address or person for receipt of notices hereunder.

            8.2 Amendment and Waiver.

                  8.2.1 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  8.2.2 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective against a Stockholder only if it is made or given in writing and signed by such Stockholder.

            8.3 Specific Performance. The parties hereto intend that each of the parties has the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

            8.4 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            8.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            8.6 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            8.7 Term of Agreement. This Agreement shall become effective upon the execution hereof and (other than Sections 4, 6 and 8) shall terminate upon the earlier of the IPO Effectiveness Date and ten years from the date hereof.

            8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            8.9 Consent to Jurisdiction and Service of Process. Any claim arising out of or relating to this Agreement shall be instituted in Federal or State court in the State of Delaware (unless personal or subject matter jurisdiction cannot be obtained therein), and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such claim, that it is not subject personally to the jurisdiction of such court, that the claim is brought in an inconvenient forum, that the venue of the claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such courts in any such claim. Any and all service of process and any other notice in any such claim shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise against any other party in any other jurisdiction.

            8.10 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            8.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Unless otherwise specifically provided for herein, this Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

            8.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                    TRAVELCENTERS OF AMERICA, INC.

                                    By: /s/ James W. George
                                        ________________________________
                                        Name: James W. George
                                        Title: Senior Vice President and
                                               Chief Financial Officer


                                    OAK HILL CAPITAL PARTNERS, L.P.

                                    By:  OHCP GenPar, L.P., its General Partner

                                    By:  OHCP MGP, LLC, its General Partner

                                    By: /s/ Steve Gruber
                                        ________________________________
                                        Name: Steve Gruber
                                        Title:


                                    OAK HILL CAPITAL MANAGEMENT
                                    PARTNERS, L.P.

                                    By:  OHCP GenPar, L.P., its General Partner

                                    By:  OHCP MGP, LLC, its General Partner

                                    By: /s/ Steve Gruber
                                        ________________________________
                                        Name: Steve Gruber
                                        Title:

                                    OLYMPUS GROWTH FUND III, L.P.

                                    By:  O.G.P. III, L.P., its General Partner

                                    By:  LJM, LLC, its General Partner

                                    By:    /s/ Louis J. Mischianti
                                          ------------------------------------
                                    Name:  Louis J. Mischianti
                                    Title: Managing Member


                                    OLYMPUS EXECUTIVE FUND, L.P.

                                    By:  O.G.P. III, L.P., its General Partner

                                    By:  LJM, LLC, its General Partner

                                    By:    /s/ Louis J. Mischianti
                                          ------------------------------------
                                    Name:  Louis J. Mischianti
                                    Title: Managing Member


                                    MONITOR CLIPPER EQUITY PARTNERS, L.P.

                                    By:  Monitor Clipper Partners, L.P., its
                                            General Partner

                                    By:  MCP GP, Inc., its General Partner

                                    By:    /s/ Bill Young
                                          ------------------------------------
                                    Name:  Bill Young
                                    Title: Managing Director


                                    MONITOR CLIPPER EQUITY PARTNERS
                                    (FOREIGN), L.P.

                                    By:  Monitor Clipper Partners, L.P., its
                                            General Partner

                                    By:  MCP GP, Inc., its General Partner

                                    By:    /s/ Bill Young
                                          ------------------------------------
                                    Name:  Bill Young
                                    Title: Managing Director

                                    UBS CAPITAL AMERICAS II, LLC

                                    By:  UBS Capital Americas (NA-Advisor), LLC

                                    By: /s/ Michael Greene
                                       __________________________________
                                    Name: Michael Greene
                                    Title: Partner

                                    By: /s/ George A. Duarte
                                       __________________________________
                                    Name: George A. Duarte
                                    Title: Partner


                                    CREDIT SUISSE FIRST BOSTON LFG HOLDINGS
                                      2000, L.P.

                                    By:  Merchant Capital, Inc., its General
                                     Partner

                                    By: /s/ Edward Nadel
                                       ________________________________
                                    Name: Edward Nadel
                                    Title: vice President


                                    CREDIT SUISSE FIRST BOSTON CORPORATION

                                    By: /s/ Bryce Lee
                                       ________________________________
                                    Name: Bryce Lee
                                    Title: Managing Director


                                    FREIGHTLINER LLC

                                    By: /s/ John Pangborn
                                       ________________________________
                                    Name: John Pangborn
                                    Title: Senior Vice President

                                    /s/ Edwin P. Kuhn
                                    _________________________________
                                    Edwin P. Kuhn

                                    /s/ James W. George
                                    _________________________________
                                    James W. George

                                    /s/ Timothy L. Doane
                                    _________________________________
                                    Timothy L. Doane

                                    /s/ Michael H. Hinderliter
                                    _________________________________
                                    Michael H. Hinderliter

                                    /s/ Steven C. Lee
                                    _________________________________
                                    Steven C. Lee

                                    /s/ Larry W. Dockray
                                    _________________________________
                                    Larry W. Dockray

                                    /s/ Ara A. Bagdasarian
                                    _________________________________
                                    Ara A. Bagdasarian

                                    /s/ Ivan W. Wagner
                                    _________________________________
                                    Ivan W. Wagner

                                    /s/ William A. Bartkus
                                    _________________________________
                                    William A. Bartkus

                                    /s/ Joseph P. Vainner
                                    _________________________________
                                    Joseph P. Vainner

                                    /s/ Joseph A. Szima
                                    _________________________________
                                    Joseph A. Szima

                                    /s/ Thomas A. Buchas
                                    _________________________________
                                    Thomas A. Buchas

                                    /s/ Michael G. Weathers
                                    _________________________________
                                    Michael G. Weathers

                                    /s/ Peter P. Greene
                                    _________________________________
                                    Peter P. Greene

                                    /s/ Peter P. Ward
                                    _________________________________
                                    Peter P. Ward

                                    /s/ George E. Strickland
                                    _________________________________
                                    George E. Strickland

                                    /s/ L. Kirk French
                                    _________________________________
                                    L. Kirk French

                                    /s/ Daniel T. McHenry
                                    _________________________________
                                    Daniel T. McHenry

                                    /s/ Thomas C. Jennings
                                    _________________________________
                                    Thomas C. Jennings

                                    /s/ John G. Smith
                                    _________________________________
                                    John G. Smith

                                    /s/ Kenneth E. Donner
                                    _________________________________
                                    Kenneth E. Donner